UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUPER MICRO COMPUTER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPER MICRO COMPUTER, INC.

980 Rock Avenue

San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2008

To the Stockholders of Super Micro Computer, Inc.:

Notice is hereby given that the annual meeting of stockholders of Super Micro Computer, Inc. (the “Company”) will be held on Friday, February 8, 2008, at 11:00 a.m., local time, at the Crowne Plaza Hotel located at 777 Bellew Drive, Milpitas, CA 95035, for the following purposes:

1. To elect two Class I directors to hold office until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified.

2. To consider the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2008 ending June 30, 2008.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the meeting.

If you were a stockholder as of the close of business on December 31, 2007, you are entitled to vote at the meeting and any adjournment thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 980 Rock Avenue, San Jose, CA 95131.

By Order of the Board of Directors
/s/ Yih-Shyan (Wally) Liaw
Yih-Shyan (Wally) Liaw
Secretary

San Jose, California

January 8, 2008

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. Most stockholders have three options for submitting their votes prior to the meeting: (1) via the Internet; (2) by phone; or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and saves us postage and processing costs. Your completed proxy, or your telephone or Internet vote, will not prevent you from attending the meeting and voting in person should you so choose.

i

SUPER MICRO COMPUTER, INC.

980 Rock Avenue

San Jose, California 95131

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2008

GENERAL INFORMATION

The enclosed proxy is being solicited by our board of directors for use in connection with the annual meeting of stockholders to be held on Friday, February 8, 2008 at the Crowne Plaza Hotel, 777 Bellew Drive, Milpitas, CA, commencing at 11:00 a.m. and at any adjournments thereof. Voting materials, which include this Proxy Statement, a proxy card and the Company’s Annual Report to Stockholders for the year ended June 30, 2007, will be mailed to stockholders on or about January 8, 2008.

In this Proxy Statement:

•	“We,” “us,” “our”, “Company” and “Supermicro” refer to Super Micro Computer, Inc. with its principle executive offices located at 980 Rock Avenue, San Jose, CA 95131

•	“Annual Meeting” or “Meeting” means our 2007 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on December 31, 2007 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 31,234,817 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each share of common stock is entitled to one vote on each matter presented.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	Over the telephone by calling a toll-free number;

•	Electronically, using the Internet; or

•	By completing, signing and mailing the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting also is encouraged for stockholders who hold their shares in street name.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

Quorum

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum for the transaction of business at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for the election of each director. There is no cumulative voting.

A stockholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to appoint our auditor.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or both of the directors, this has the same effect as a vote against those directors.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.

Your broker or other nominee has discretionary authority to vote your shares on the election of directors and the ratification of our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or by attending the meeting and voting your shares in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Who will count the vote?

Representatives of Mellon Investor Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the board recommend that I vote?

The board of directors recommends a FOR vote on the following proposals:

•	Election of two Class I directors; and

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

Adjournment of Meeting

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mail, certain directors, officers and regular employees may solicit proxies by telephone or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

What are the deadlines for submitting stockholder proposals?

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2008 annual meeting, the written proposal must be received at our principal executive offices at 980 Rock Avenue, San Jose, California 95131, Attention: Corporate Secretary, on or before June 15, 2008. The proposal must comply with the Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Our bylaws provide that a stockholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Corporate Secretary of Supermicro at our principal executive offices in San Jose, California, at least 120 days in advance of the date the proxy statement for the prior year’s annual meeting was released to stockholders. For the 2008 annual meeting, director nominations and stockholder proposals must be received on or before June 15, 2008. The nomination or proposal must contain the specific information required by our bylaws. You may request a copy of our bylaws by contacting our Corporate Secretary, Super Micro Computer, Inc., telephone (408) 503-8000. Stockholder proposals that are received by us after June 15, 2008 may not be presented in any manner at the 2008 annual meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Composition of the Board

The authorized number of directors of the Company is seven. There are currently seven directors. Our amended and restated certificate of incorporation provides for a classified board of directors divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Alternatively, the board of directors, at its option, may reduce the number of directors.

At this year’s annual meeting, the terms of our Class I directors will expire. Charles Liang and Sherman Tuan are the current Class I directors who have been nominated for re-election to the board of directors to serve until the 2010 annual meeting or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than two directors. Assuming a quorum is present, a director nominee must receive a plurality of the votes cast by the stockholders entitled to vote at the election in order to be elected. Unless the board reduces the number of directors, the enclosed proxy will be voted to elect the replacement nominee designated by the board of directors in the event that a nominee is unable or unwilling to serve.

The current composition of the board is:

Class I Directors (terms expiring at this meeting)	Charles Liang Sherman Tuan

Class II Directors (terms expiring at the 2008 annual meeting)	Yih-Shyan (Wally) Liaw Bruce Alexander Edward J. Hayes, Jr

Class III Directors (terms expiring at the 2009 annual meeting)	Chiu-Chu (Sara) Liu Liang Hwei-Ming (Fred) Tsai

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE TWO NOMINATED CLASS I DIRECTORS. PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES UNLESS OTHERWISE SPECIFIED.

The nominees for election as directors and the directors whose terms of office will continue after the meeting have provided the following information about themselves. Dates listed for the nominees and continuing directors include service as directors of predecessor companies to Supermicro.

Class I Directors—Nominees for Terms Expiring at the 2010 Annual Meeting

Charles Liang, age 50, founded Supermicro and has served as our President, Chief Executive Officer and Chairman of the Board since our inception in September 1993. Mr. Liang has been developing server system architectures and technologies for the past two decades. From July 1991 to August 1993, Mr. Liang was President and Chief Design Engineer of Micro Center Computer Inc., a high-end motherboard design and manufacturing company. From January 1988 to April 1991, Mr. Liang was Senior Design Engineer and Project Leader for Chips & Technologies, Inc., a chipset technology company, and Suntek Information International Group, a system and software development company. Mr. Liang has been granted many server technology patents. Mr. Liang holds an M.S. in Electrical Engineering from the University of Texas at Arlington and a B.S. in Electrical Engineering from National Taiwan University of Science & Technology in Taiwan.

Sherman Tuan, age 54, has been a member of our board of directors since February 2007. Mr. Tuan is founder of PurpleComm, Inc. (doing business as TelTel), a provider of internet telephony and digital home services, where he has served as Chief Executive Officer since January 2005 and Chairman of the Board since June 2003. He has served as Chief Executive Officer of Purple Communications Limited, an investment holding company since April 2002. From September 1999 to May 2002, he was director of Metromedia Fiber Network, Inc., a fiber optical networking infrastructure provider. Mr. Tuan was co-founder of AboveNet Communications, Inc., an internet connectivity solutions provider, where he served as President from March 1996 to January 1998, Chief Executive Officer from March 1996 to May 2002 and director from March 1996 to September 1999. Mr. Tuan received a B.S. degree in Electrical Engineering from Feng-Chia University in Taiwan.

Class II Directors—Terms Expiring at the 2008 Annual Meeting

Yih-Shyan (Wally) Liaw, age 53, co-founded Supermicro and has served as Vice President of International Sales, Corporate Secretary and a member of our board of directors since our inception in September 1993. From 1988 to 1991, Mr. Liaw was Vice President of Engineering at Great Tek, a computer company. Mr. Liaw holds an M.S. in Computer Engineering from University of Arizona, an M.S. in Electrical Engineering from Tatung Institute of Technology in Taiwan, and a B.S. degree from Taiwan Provincial College of Marine and Oceanic Technology.

Bruce Alexander, age 63, has been a member of our board of directors since August 2006. Since April 2006, Mr. Alexander has been an independent financial consultant. Mr. Alexander was a Managing Director at Needham & Company, an investment banking firm, from April 1999 to April 2006. From 1997 to 1999, he was President, Chief Executive Officer and Chairman of the Board for Black & Company, a regional investment bank which was acquired by Wells Fargo in 1999. Mr. Alexander holds an M.S. in Management from Stanford University Graduate School of Business where he was a Sloan Fellow. He earned a B.A. from Duke University.

Edward J. Hayes, Jr., age 52, has been a member of our board of directors since February 2007. Mr. Hayes has served as Chief Financial Officer of Pillar Data Systems, Inc., a privately-held data storage company, since August 2006. From July 2004 to August 2006, he served as Executive Vice President and Chief Financial Officer of Quantum Corporation, a data storage company publicly traded on NYSE. From March 2003 to July 2004, Mr. Hayes was an independent consultant and private investor. From April 2001 to March 2003, he was President and Chief Executive Officer of DirecTV Broadband, Inc., an internet service provider. From January 2000 to April 2001, he served as Executive Vice President and Chief Financial Officer of Telocity, Inc., an internet service provider which the management team took public in March 2000. Mr. Hayes is a director and member of the Audit Committee of publicly-traded Alaska Communications Systems Group, Inc., a telecommunications provider. Mr. Hayes holds a B.A. degree from Colgate University and conducted his graduate studies in Accounting and Finance at the New York University Graduate School of Business.

Class III Directors—Terms Expiring at the 2009 Annual Meeting

Chiu-Chu (Sara) Liu Liang, age 46, co-founded Supermicro and has served as Vice President of Operations, Treasurer and a member of our board of directors since our inception in September 1993. From 1985 to 1993, Ms. Liang held finance and operational positions for several companies, including Micro Center Computer Inc. Ms. Liang holds a B.S. in Accounting from Providence University in Taiwan. Ms. Liang is married to Mr. Charles Liang.

Hwei-Ming (Fred) Tsai, age 52, has been a member of our board of directors since August 2006. Mr. Tsai has served as Executive Vice President of SinoPac Bancorp, a financial holding company based in Los Angeles, California, since February 2001, and Chief Financial Officer of SinoPac Bancorp since August 2005. Since December 2002, he has also served as Senior Executive Vice President of Far East National Bank, a commercial bank that is held by SinoPac Bancorp. Mr. Tsai received an M.A. in Professional Accounting from the University of Texas at Austin and a B.A. in Accounting from National Taiwan University in Taiwan.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted “Corporate Governance Guidelines” to best ensure that the board of directors is independent from management and that the board of directors adequately performs its function as the overseer of management and to help ensure that the interests of the board of directors and management align with the interests of the stockholders. The “Corporate Governance Guidelines” are available at www.Supermicro.com by first clicking on “About Us” and then “Investor Relations” and then “Corporate Governance,” and are also available in print to any stockholder who requests a copy.

Code of Ethics

The Company has adopted a “Code of Business Conduct and Ethics” that is applicable to all directors and employees and embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The “Code of Business Conduct and Ethics” is available at www.Supermicro.com by first clicking on “About Us” and then “Investor Relations” and then “Corporate Governance,” and is also available in print to any stockholder who requests it.

Director Independence

The board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in applicable Nasdaq listing standards. The Company’s director independence standards are set forth in the Company’s “Corporate Governance Guidelines” available at the website noted above.

Based on these standards, the board determined that, other than Charles Liang, Chiu-Chu (Sara) Liu Liang and Yih-Shyan (Wally) Liaw, each of the members of the board is an independent director under the Nasdaq rules.

Executive Sessions

Non-management directors meet in executive session without management present each time the board holds its regularly scheduled meetings.

Director Qualifications and Nomination Process

Criteria

The Nominating and Corporate Governance Committee (“Governance Committee”) is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics required of board members individually as well as the board as a whole. Except as may be required by rules and regulations promulgated by Nasdaq or the SEC and as set forth herein, it is the current belief of the board that there are no specific minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess. In evaluating the qualifications of any director candidates, the Governance Committee will consider many factors, including without limitation, character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, and other commitments. The Governance Committee will evaluate such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance Committee will consider each individual candidate in the context of the current perceived needs of the board as a whole. While the board has not established specific minimum qualifications for director candidates, the board believes that candidates and nominees must reflect a board that is comprised of directors who (a) are predominantly independent, (b) are of high integrity, (c) have qualifications that will increase overall board effectiveness and (d) meet other requirements as may be required by applicable rules and regulations of Nasdaq and the SEC.

Stockholder Recommendations

The Governance Committee will consider director candidates recommended by stockholders of the Company. Stockholder nominations for director must be made in writing and addressed to the Corporate Secretary of the Company. Such stockholder’s notice shall set forth the following information:

•	The information required by Section 2.15 of our Bylaws (a copy of which was filed with the SEC as exhibit to Registration Statement on Form S-1 dated March 27, 2007); and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Identification and Evaluation of Nominees

The Governance Committee is responsible for regularly assessing the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee is responsible for considering various potential candidates for director. The Governance Committee will consider bona fide candidates from all relevant sources, including current board members, professional search firms, stockholders and other persons. The Governance Committee is responsible for evaluating director candidates in light of the board membership criteria described above, based on all relevant information and materials available to the Governance Committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Communications with the Board

The board of directors welcomes the submission of any comments or concerns from stockholders or other interested parties. If you wish to send any communications to the board of directors, you may use one of the following methods:

•	Write to the board at the following address:

Board of Directors

Super Micro Computer, Inc.

c/o Robert Aeschiman, General Counsel

980 Rock Avenue

San Jose, California 95131

•	E-mail the board of directors at BODInquiries@supermicro.com

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all board and committee meetings. We encourage, but do not require, each board member to attend the Company’s annual meeting of stockholders. The board of directors met eight times during fiscal year 2007, of which seven were regularly scheduled meetings and one was not regularly scheduled. The independent directors met eight times in executive sessions without any officer of the Company present. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during the time they served as a director in fiscal year 2007.

Committees of the Board

The board has three standing committees to facilitate and assist the board of directors in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In accordance with applicable Nasdaq listing standards, all of the committees are comprised solely of non-employee, independent directors. Charters for each committee are available at the Investor Relations portion of the Company’s website. The charter of each committee also is available in print to any stockholder who requests it. The following table shows the current members of each of the standing board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward J. Hayes, Jr.(1)	Bruce Alexander(1)	Hwei-Ming (Fred) Tsai(1)

Bruce Alexander	Hwei-Ming (Fred) Tsai	Bruce Alexander

Hwei-Ming (Fred) Tsai

(1)	Committee Chairperson

Audit Committee

The Audit Committee has three members and met five times in fiscal 2007. Our board of directors has determined that each of Messrs. Hayes, Alexander and Tsai meet the requirements for independence and that all of the members of our Audit Committee meet the requirements for financial literacy under the current rules of Nasdaq and SEC rules and regulations. Our board of directors has determined that Mr. Hayes is our audit committee financial expert as currently defined under applicable SEC rules.

As outlined more specifically in the Audit Committee charter, the Audit Committee has, among other duties, the following responsibilities:

•	The appointment, compensation and retention of our independent auditors and reviews and evaluates the auditors’ qualifications, independence and performance;

•	Oversees the auditors’ audit work and reviews and pre-approves all audit and non-audit services that may be performed by them;

•	Reviews and approves the planned scope of our annual audit;

•	Monitors the rotation of partners of the independent auditors on our engagement team as required by law;

•	Reviews our financial statements and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	Reviews our critical accounting policies and estimates;

•	Oversees the adequacy of our accounting and financial controls;

•	Reviews annually the audit committee charter and the committee’s performance;

•	Reviews and approves all related-party transactions; and

•

Establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and oversees enforcement, compliance and remedial measures under our code of conduct.

Additional information regarding the Audit Committee is set forth in the Audit Committee Report immediately following Proposal No. 2.

Compensation Committee

The Compensation Committee has two members and met three times in fiscal 2007. The Compensation Committee is comprised solely of non-employee directors. Our board has determined that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq.

As outlined more specifically in the Compensation Committee charter, the Compensation Committee has, among other duties, the following responsibilities:

•	Reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers;

•	Evaluates the performance of the chief executive officer and other executive officers in light of those goals and objectives;

•	Sets compensation of the chief executive officer and other executive officers;

•	Administers the issuance of stock options and other awards to executive officers and directors under our stock plans; and

•	Reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

Nominating and Corporate Governance Committee

The Governance Committee has two members and held no meetings in fiscal 2007. The Governance Committee is comprised solely of non-employee directors. Our board has determined that each member of our Governance Committee meets the requirements for independence under the current requirements of Nasdaq.

As outlined more specifically in the Governance Committee charter, the Governance Committee has, among other duties, the following responsibilities:

•	Identifies individuals qualified to become directors;

•	Recommends to our board of directors director nominees for each election of directors;

•	Develops and recommends to our board of directors criteria for selecting qualified director candidates;

•	Considers committee member qualifications, appointment and removal;

•	Recommends corporate governance guidelines applicable to us;

•	Provides oversight in the evaluation of our board of directors and each committee;

•	Review and monitor the Company’s Code of Business Conduct and Ethics and review and approve any waivers of the Company’s Code of Business Conduct and Ethics; and

•	Coordinate and review board and committee charters for consistency and adequacy under applicable rules, and make recommendations to the board for any proposed changes.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former officer or employee of the Company or had any relationship with the Company requiring disclosure. In addition, during fiscal 2007, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers who served on our board of directors or Compensation Committee.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of December 31, 2007 by:

•	each of the named executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

We do not know of any person or entity who beneficially owns more than 5% of our outstanding common stock as of December 31, 2007 except for the named executive officers and directors.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding (3)
Executive Officers and Directors:
Charles Liang(4)	10,709,900	30.3%
Howard Hideshima(5)	56,873	*
Alex Hsu(6)	156,338	*
Chiu-Chu (Sara) Liang(7)	10,709,900	30.3%
Yih-Shyan (Wally) Liaw(8)	3,641,375	11.4%
Bruce Alexander(9)	12,000	*
Hwei-Ming (Fred) Tsai(10)	457,500	1.5%
Edward J. Hayes, Jr.(11)	7,500	*
Sherman Tuan(12)	4,500	*
All directors and executive officers as a group (9 persons)(13)	15,045,986	41.5%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws applicable and to the information contained in the footnotes to this table.
(2)	Under the SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.
(3)	Calculated on the basis of 31,234,817 shares of Common Stock outstanding as of December 31, 2007, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after December 31, 2007 are deemed to be outstanding for the purposes of calculating that stockholder’s percentage of beneficial ownership.
(4)	Includes 3,337,500 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007, 600,000 shares held by CL Grantor Retained Trust and 600,000 shares held by CL2

Grantor Retained Trust. Ms. Chiu-Chu (Sara) Liang is the trustee of both trusts. Also includes 480,000 shares held by Ms. Liang, Mr. Charles Liang’s spouse, and 792,400 shares issuable upon the exercise of options held by Ms. Liang and exercisable within 60 days after December 31, 2007. See footnote 7.

(5)	Includes 56,873 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(6)	Includes 60,796 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(7)	Includes 792,400 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007. Also includes 4,900,000 shares held by Mr. Liang, Ms. Sara Liang’s spouse, and 3,337,500 shares issuable upon the exercise of options held by Mr. Liang and exercisable within 60 days after December 31, 2007. See footnote 4.
(8)	Includes 474,375 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007, 600,000 shares held by SML Grantor Retained Trust, for which Mrs. Shyu S. (May) Liaw serves as a trustee, 600,000 shares held by YSL Grantor Retained Trust, for which Mr. Yih-Shyan (Wally) Liaw serves as trustee, 1,760,000 shares held by Liaw Family Trust, for which Mr. and Mrs. Liaw serve as trustees, and 207,000 shares issuable upon the exercise of options granted to Mrs. Liaw, Mr. Liaw’s spouse, exercisable within 60 days after December 31, 2007.
(9)	Includes 12,000 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(10)	Includes 107,500 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(11)	Includes 7,500 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(12)	Includes 4,500 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.
(13)	Includes 5,060,444 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our board of directors, our executive officers of the Company and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their fiscal year 2007 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2007, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the board of directors or greater than 10% stockholders during such fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Process Overview

The Compensation Committee (for purposes of this analysis, the “Committee”) of the board of directors discharges the board of directors’ responsibilities relating to compensation of all of the Company’s executive officers. The Committee is comprised of two non-employee directors, both of whom are independent pursuant to the current rules of Nasdaq, Rule 16b-3 under the Exchange Act, and Section 162(m) of the Internal Revenue Code (“Code”).

As indicated in the section entitled “Committees of the Board,” the responsibilities of the Committee are discussed in detail in its charter which is available at the Company’s website. The primary roles and responsibilities of the Committee are to:

•	Review and approve corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers;

•	Evaluate the performance of the chief executive officer and other executive officers in light of those goals and objectives;

•	Make recommendations to the board of directors regarding compensation of the chief executive officer and other executive officers;

•	Administer the issuance of stock options and other awards to executive officers and directors under our stock plans; and

•	Review and evaluate, at least annually, the performance of the Committee and its members, including compliance of the Committee with its charter.

The agenda for meetings is determined by the Chair of the Committee with the assistance of Charles Liang, our President and Chief Executive Officer, and Howard Hideshima, our Chief Financial Officer. Committee meetings are regularly attended by one or more of Mr. Liang, Mr. Hideshima and Robert Aeschiman, the Company’s General Counsel. However, Messrs. Liang and Hideshima do not attend the meetings during which their own performance or compensation is being discussed. After the Committee evaluates and sets the compensation of our executive officers, the Committee’s Chair reports the Committee’s determinations and recommendations to the board of directors. The board of directors then evaluates, modifies or approves such recommendations.

Mr. Liang, Mr. Hideshima and Mr. Aeschiman support the Committee in its work by providing information relating to our financial plans, performance assessments of our executive officers and other personnel-related data. In addition, the Committee has the authority under its charter to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. In August 2007, the Committee reviewed recommendations of management as well as publicly available peer group compensation data in connection with structuring our compensation programs for fiscal 2008.

Prior to our initial public offering, as a private company, incentive compensation was awarded based on individual performance and the performance of the Company. Mr. Liang, our Chief Executive Officer, made recommendations to the board of directors with respect to any merit increase in base salary, quarterly bonus and stock option grants for each member of the executive team other than himself. The board of directors then evaluated, discussed and modified or approved these recommendations. With respect to Mr. Liang’s compensation, our board of directors met in executive sessions without the presence of any executive officers to evaluate his performance in terms of contribution to corporate goals and set his compensation.

The Committee has not delegated its authority to grant equity awards to any Company employee, including the executive officers.

Compensation Philosophy and Objectives

It is the Compensation Committee’s philosophy to link the named executive officers’ compensation to corporate performance. The base salary, quarterly bonuses and stock option grants of the named executive officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable technology companies with whom the Company competes for executive talent, and evaluating such information in connection with the Company’s corporate goals and compensation practice.

Our current compensation arrangements for several of our executive officers, including our Chief Executive Officer, are significantly below average compensation levels for similar positions at comparable companies. This is principally due to the high level of Company stock ownership held by such persons. As the Company continues to grow, we may need to increase our recruiting of new executives from outside of the Company. This in turn may require us to pay higher compensation closer to or in excess of comparable company averages.

Finally, we believe that creating stockholder value requires not only managerial talent but active participation by all employees. In recognition of this, we try to minimize the number of compensation arrangements that are distinct or exclusive to all of our executive officers. We currently provide base salary, quarterly bonuses and long-term equity incentive compensation to a considerable number of our domestic employees and international employees beyond our executive officers.

Role of Executive Officers in the Compensation Process

See discussion of the role of the executive officers in the compensation process in “Process Overview.”

2007 Executive Officer Compensation Components

For the fiscal year ended June 30, 2007, the principal components of compensation for our executive officers were:

•	Base salary;

•	Quarterly bonus; and

•	Equity-Based Incentive Compensation.

Base Salary. Base salaries for the Company’s executive officers other than the CEO are determined by the Committee based upon recommendations by the CEO, taking into account such factors as salary norms in comparable companies, a subjective assessment of the nature of the position and the contribution and experience of the executive officer.

Quarterly Bonus. The Company’s cash bonus program seeks to motivate executive officers to work effectively to achieve the Company’s financial performance objectives and to reward them when such objectives are met.

Equity-Based Incentive Compensation. Stock options are an important component of the total compensation of executive officers. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executive officers a significant, long-term interest in the Company’s success and help retain key executive officers in a competitive market for executive talent. The Company’s 2006 Equity Incentive Plan authorizes the Compensation Committee to grant stock options to executive officers. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executive officers in the Company. The option grants generally utilize four-year vesting periods to encourage executive officers to continue contributing to the Company, and they generally expire no later than ten years from the date of grant.

Stock Ownership Guidelines

We currently do not require our directors or executive officers to own a particular amount of our common stock. The Committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. Our insider trading policy prohibits any of our executive officers, employees or contractors from engaging in any transactions in publicly-traded options, such as puts and calls, and other derivative securities, including any hedging or similar transaction, with respect to our common stock.

Other Benefits

Health and Welfare Benefits

Our executive officers receive the same health and welfare benefits offered to other Supermicro employees including medical, dental, vision, life, accidental death and dismemberment, disability, flexible spending accounts and holiday pay. The same contribution amounts, percentages and plan design provisions are applicable to all employees.

Retirement Program

The executive officers may participate in the same tax-qualified, employee-funded 401(k) plan offered to all other employees at Supermicro. The Company currently has no Supplemental Executive Retirement Plan, or SERP, obligations. Supermicro does not have any defined benefit retirement plans.

Perquisites

We do not provide special benefits or other perquisites to any of our executive officers, with the exception of an automobile allowance provided to our Chief Executive Officer, as detailed in the “Summary Compensation Table.”

Employment Arrangements, Severance and Change of Control Benefits

We have not entered into employment agreements with any of our named executive officers. Mr. Hideshima, Mr. Hsu and Ms. Liang have signed offer letters which provide for at-will employment. The offer letters provide for salary, stock options and right to participate in our employee benefit plans. We do not have any written employment arrangements with Messrs. Liang and Liaw. We do not have any arrangements with any of our executive officers that provide for any severance benefits in the event of termination or change of control.

Tax and Accounting Treatment of Compensation

In our review and establishment of compensation programs and payments, we consider, but do not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs and payments on us and our executive officers. While we may consider accounting and tax treatment, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders under a proposed compensation arrangement.

We monitor whether it might be in our best interest to comply with Section 162(m) of the Code, but reserve the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Committee concludes that it is in our best interest to do so. We seek to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and therefore the Committee has not adopted a policy requiring all compensation to be deductible. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

We account for equity compensation paid to our employees under the rules of Financial Accounting Standard No. 123R (“FAS 123(R)”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

We intend that our plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code. Participation in, and compensation paid under our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A. If our plans, arrangements and agreements as administered fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

Summary

The Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our stockholders. The Committee also believes that the compensation of our executive officers is both appropriate and responsive to the goal of improving stockholder value.

Compensation Committee Report

The Committee is responsible for setting the Company’s compensation principles that serve to guide the design of compensation plans and programs applicable to our executive officers. The Committee charter establishes its duties and responsibilities, and will be reviewed annually by the Committee. A copy of the charter is available on the Company’s website at www.Supermicro.com. The Committee members annually review the performance of the executive officers and establish individual compensation levels for each. The Committee considered market and peer group data, in determining whether the amounts and types of compensation the Company pays its executive officers are appropriate.

The Committee is composed of two independent, non-employee members of the board of directors. The Committee has reviewed all components of compensation for Mr. Liang and the other executive officers of the Company. This currently includes base salary, performance-based incentive compensation and long-term incentive compensation.

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, the Committee recommended to the board of directors that the CD&A be included in this proxy statement.

This report has been furnished by the Compensation Committee.

Bruce Alexander, Chair

Hwei-Ming (Fred) Tsai

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and to our other most highly compensated executive officers who were the only executive officers whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to us during fiscal year 2007. We refer to these officers as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Charles Liang	2007	$257,188	$21,046	—	—	—	—	$10,750	(5)	$288,984
President, Chief Executive Officer and Chairman of the Board

Howard Hideshima	2007	$226,325	$16,342	—	$154,947	—	—	—		$397,614
Chief Financial Officer

Alex Hsu	2007	$234,733	$16,962	—	—	—	—	—		$251,695
Chief Sales and Marketing Officer

Chiu-Chu (Sara) Liu Liang	2007	$123,683	$8,930	—	—	—	—	—		$132,613
Vice President of Operations, Treasurer and Director

Yih-Shyan (Wally) Liaw	2007	$141,704	$9,548	—	—	—	—	—		$151,252
Vice President, International Sales, Corporate Secretary and Director

(1)	Amounts disclosed under “Bonus” reflect the cash bonuses earned by the named executive officers, as discussed in further detail under the heading “Quarterly Bonus.”
(2)	To date, no stock award has been granted to our named executive officers.
(3)	The amount reported in the Option Awards column represent the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R) in our financial statements for option grants made under the 1998 and 2006 Stock Plan, unreduced by estimated service-based forfeitures. Assumptions used in the calculation of this amount is included in Item 8, Financial Statements and Supplementary Data, and Note 9 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year ended June 30, 2007.
(4)	The Company does not have a defined benefit plan or a non-qualified deferred compensation plan.
(5)	Amount reflects a monthly automobile allowance.

Grants of Plan-Based Awards

The following table provides information concerning options granted during fiscal year 2007 to our named executive officers:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Charles Liang	—
Howard Hideshima	—
	11/17/06				130,000	(2)	$13.89	$835,900
	4/26/07				32,500	(3)	$10.19	$130,975
Alex Hsu	—
Chiu-Chu (Sara) Liu Liang	—
Yih-Shyan (Wally) Liaw	—

(1)	Represents the fair value of each stock option as of the date it was granted, computed in accordance with FAS 123(R).
(2)	These non-qualified stock options vest at the rate of 25% on May 8, 2007 and 1/16th per quarter thereafter, such that the shares are fully vested on May 8, 2010.
(3)	These incentive stock options vest at the rate of 25% on April 26, 2008 and 1/16th per quarter thereafter, such that the shares are fully vested on April 26, 2011.

Outstanding Equity Awards

The following table provides information concerning exercisable and unexercisable stock options held as of June 30, 2007, by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Charles Liang	350,000	(1)	—		$0.20	12/10/2008
	1,500,000	(2)	—		$0.38	12/10/2008
	1,000,000	(3)	—		$1.25	6/30/2011
	375,000	(4)	225,000		$3.08	12/28/2014

Howard Hideshima	4,799	(5)	14,399		$13.89	11/17/2016
	27,700	(6)	83,102		$13.89	11/17/2016
	—		32,500	(7)	$10.19	4/26/2017

Alex Hsu	43,426	(8)	17,370		$1.93	8/31/2013
	12,988	(9)	25,974		$1.93	8/31/2013

Chiu-Chu (Sara) Liu Liang	320,000	(10)	—		$0.08	12/10/2008
	240,000	(11)	—		$1.25	6/30/2011
	200,000	(12)	—		$1.25	12/23/2012
	24,300	(13)	40,500		$3.50	12/30/2015

Yih-Shyan (Wally) Liaw	150,000	(1)	—		$0.20	12/10/2008
	240,000	(14)	—		$1.25	6/30/2011
	73,125	(15)	16,875		$2.53	3/31/2014

(1)	These non-qualified stock options vest at the rate of 50% on August 20, 1996 and 25% of the remaining shares annually thereafter, such that the shares are fully vested on August 20, 1998.
(2)	These non-qualified stock options vest at the rate of 50% on November 1, 1998 and 25% of the remaining shares annually thereafter, such that the shares are fully vested on November 1, 2000.
(3)	These non-qualified stock options vest at the rate of 25% on November 1, 2001 and 1/16th per quarter thereafter, such that the shares are fully vested on November 1, 2004.
(4)	These non-qualified stock options vest at the rate of 25% on November 1, 2005 and 1/16th per quarter thereafter, such that the shares are fully vested on November 1, 2008.
(5)	These incentive stock options vest at the rate of 25% on May 8, 2007 and 1/16th per quarter thereafter, such that the shares are fully vested on May 8, 2010.
(6)	These non-qualified stock options vest at the rate of 25% on May 8, 2007 and 1/16th per quarter thereafter, such that the shares are fully vested on May 8, 2010.
(7)	These non-qualified stock options vest at the rate of 25% on April 26, 2008 and 1/16th per quarter thereafter, such that the shares are fully vested on April 26, 2011.
(8)	These non-qualified stock options vest at the rate of 25% on October 24, 2004 and 1/16th per quarter thereafter, such that the shares are fully vested on October 24, 2007.
(9)	These incentive stock options vest at the rate of 25% on October 24, 2004 and 1/16th per quarter thereafter, such that the shares are fully vested on October 24, 2007.
(10)	These non-qualified stock options vest at the rate of 50% on December 11, 1995 and 25% of the remaining shares annually thereafter, such that the shares are fully vested on December 11, 1997.
(11)	These non-qualified stock options vest at the rate of 25% on December 11, 1998 and 1/16th per quarter thereafter, such that the shares are fully vested on December 11, 2001.
(12)	These non-qualified stock options vest at the rate of 25% on December 11, 2002 and 1/16th per quarter thereafter, such that the shares are fully vested on December 11, 2005.

(13)	These non-qualified stock options vest at the rate of 25% on December 12, 2006 and 1/16th per quarter thereafter, such that the shares are fully vested on December 12, 2009.
(14)	These non-qualified stock options vest at the rate of 25% on March 30, 2001 and 1/16th per quarter thereafter, such that the shares are fully vested on March 30, 2004.
(15)	These incentive stock options vest at the rate of 25% on March 30, 2005 and 1/16th per quarter thereafter, such that the shares are fully vested on March 30, 2008.

Option Exercises During Fiscal 2007

The following table sets forth certain information concerning option exercises by our named executive officers during fiscal 2007. The Company has not granted any stock awards.

OPTION EXERCISES

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Charles Liang	250,000	$1,810,000
Howard Hideshima	—	—
Alex Hsu	126,992	$771,476
Chiu-Chu (Sara) Liu Liang	—	—
Yih-Shyan (Wally) Liaw	150,000	$1,086,000

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

DIRECTOR COMPENSATION

Under our director compensation policy, we reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings. Our non-employee directors receive an annual retainer of $40,000, payable quarterly. In addition, the chairperson of our audit committee receives an annual retainer of $25,000, the chairperson of each of our compensation committee and nominating and corporate governance committee receives an annual retainer of $5,000 and each director serving in a non-chairperson capacity on our audit, compensation or nominating and corporate governance committees receives an annual retainer of $2,500 per committee, payable quarterly.

Non-employee directors also are eligible to receive stock options under our 2006 Equity Incentive Plan. The exercise price of stock options to directors is based on the fair market value as determined by our board of directors on the date of grant.

Non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options under our 2006 Equity Incentive Plan. A non-employee director is automatically granted an initial option to purchase 18,000 shares upon first becoming a member of our board of directors. A non-employee director serving as chairperson of the audit committee receives an initial grant of 12,000 shares. Non-employee directors serving as chairperson of the compensation or nominating and corporate governance committee receive an initial grant of 2,000 shares. Each of these initial options vests and becomes exercisable over four years, with the first 25% of the shares subject to each initial option vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter. Immediately after each of our annual meetings of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 4,500 shares of our common stock, the audit committee chairperson is granted an annual option to purchase 3,000 shares of our common stock and the chairperson of each of the compensation and nominating and corporate governance committees is granted an annual option to purchase 500 shares of our common stock. These options will vest and become exercisable on the first anniversary of the date of grant or immediately prior to this annual meeting of stockholders, if earlier.

The options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. Annual grants will be reduced proportionally if the person did not serve in that capacity for the full year after the annual grant.

The following table shows for the fiscal year ended June 30, 2007 certain information with respect to the compensation of all of our non-employee directors:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce Alexander	$57,083	—	$35,162	—	—	—	$92,245
Hwei-Ming (Fred) Tsai	$45,833	—	$21,976	—	—	—	$67,809
Edward J. Hayes, Jr.	$27,083	—	$6,369	—	—	—	$33,452
Sherman Tuan	$16,667	—	$3,822	—	—	—	$20,489

(1)	This column represents annual director fees, non-employee committee chairman fees and other committee member fees earned in fiscal year 2007.
(2)	The dollar amount in this column represents the compensation cost for the fiscal year ended June 30, 2007 of stock option awards granted in fiscal year 2007. These amounts have been calculated in accordance with SFAS No. 123R ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 9 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K. The options that were issued in fiscal year 2007 to our non-employee directors consist of the following grants:

Name	Date of Grant	Price of Grant	Number of Shares		Full Grant Date Fair Value (4)
Bruce Alexander	11/17/07	$13.89	32,000	(1)	$205,655
	4/26/07	$10.19	8,000	(2)	$32,240
Hwei-Ming (Fred) Tsai	11/17/07	$13.89	20,000	(1)	$128,534
	4/26/07	$10.19	5,000	(2)	$20,150
Edward J. Hayes, Jr.	3/28/07	$8.00	30,000	(3)	$94,200
Sherman Tuan	3/28/07	$8.00	18,000	(3)	$56,520

(1)	These shares vest at the rate of 25% on August 28, 2007 and 1/16th per quarter thereafter, such that the shares are fully vested on August 28, 2010.
(2)	These shares vest at the rate of 25% on April 26, 2008 and 1/16th per quarter thereafter, such that the shares are fully vested on April 26, 2011.
(3)	These shares vest at the rate of 25% on February 1, 2008 and 1/16th per quarter thereafter, such that the shares are fully vested on February 1, 2011.
(4)	The dollar value of the options shown represents the grant date fair value estimated using the Black-Scholes option pricing model to determine grant date fair value, in accordance with the provisions of SFAS 123R. For a discussion of valuation assumptions used in the SFAS 123R calculations, see Note 9 to the Consolidated Financial Statements in the Company’s fiscal year 2007 Annual Report on Form 10-K.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 1998 Stock Option Plan and the 2006 Equity Incentive Plan, both of which have been approved by our stockholders. We no longer grant any options under the 1998 Stock Option Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2007:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	14,350,061	$2.61	3,774,360	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	14,350,061	$2.61	3,774,360

(1)	The shares that are reserved for issuance under the 2006 Equity Incentive Plan are subject to automatic increase on July 1 of each year through 2016 by a number of shares equal to the smaller of (a) 3% of our outstanding shares as of the close of business on the immediately preceding June 30 or (b) a lesser amount determined by the board of directors.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Pursuant to our Audit Committee charter, the Audit Committee has the responsibility for the review and approval of any related person transactions. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion. In addition, we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions as such term is defined by SEC rules and regulations. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Transactions with Related Parties, Promoters and Certain Control Persons

Director and Officer Indemnification

We have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law. In addition, our certificate of incorporation contains provisions limiting the liability of our directors and our bylaws contain provisions requiring us to indemnify our officers and directors.

Stock Option Awards

Please see the “Grants of Plan-Based Awards” table and the “Director Compensation” table above for information on stock option grants to our directors and named executive officers in fiscal 2007.

Transactions with Ablecom Technology Inc.

Ablecom, a Taiwan corporation, together with its subsidiaries (“Ablecom”), is one of our major contract manufacturers. Ablecom’s chief executive officer, Steve Liang, is the brother of Charles Liang, our President, Chief Executive Officer and Chairman of the Board of Directors, and owns approximately 2.6% of our common stock. Charles Liang served as a Director of Ablecom during our fiscal 2006, but is no longer serving in such capacity. In addition, Charles Liang and his wife, each of whom is our officer and director, collectively own approximately 30.7% of Ablecom and Yih-Shyan (Wally) Liaw, our officer and director, and his spouse collectively own approximately 5.2% of Ablecom, while Steve Liang and other family members own approximately 46.3% of Ablecom at June 30, 2007.

We have product design and manufacturing services agreements and a distribution agreement with Ablecom.

Under the product design and manufacturing services agreements, we outsource a portion of its design activities and a significant part of its manufacturing of components such as server chassis to Ablecom. Ablecom agrees to design products according to our specifications. Additionally, Ablecom agrees to build the tools needed to manufacture the products. Under the these agreements, we commit to purchase a minimum quantity over a set period. The purchase price of the products manufactured by Ablecom is negotiated on a purchase order by purchase order basis at each purchase date. However, to cover the cost of the tools, a fixed charge is added to the price of each unit purchased until the agreed minimum number of units is purchased.

Under the distribution agreement, Ablecom purchases from us server products for distribution in Taiwan. The pricing and terms under the distribution agreement are similar to the pricing and terms of distribution arrangements we have with similar, third party distributors.

Ablecom’s net sales to us and its net sales of our products to others comprise a substantial majority of Ablecom’s net sales. We purchased products from Ablecom totaling approximately $95,673,000 and sold products to Ablecom totaling approximately $7,320,000 for the fiscal years ended June 30, 2007.

The amount owed to us by Ablecom as of June 30, 2007 was approximately $853,000. Amount owed to Ablecom by us as of June 30, 2007 was approximately $26,094,000. For the years ended June 30, 2007, we received $89,000 from Ablecom for penalty charges, and paid approximately $412,000 in miscellaneous costs to Ablecom. Penalty charges are assessments relating to delayed deliveries or quality issues.

Our exposure to loss as a result of its involvement with Ablecom is limited to (a) potential losses on its purchase orders in the event of an unforeseen decline in the market price and/or demand of our products such that we incur a loss on the sale or cannot sell the products and (b) potential losses on outstanding accounts receivable from Ablecom in the event of an unforeseen deterioration in the financial condition of Ablecom such that Ablecom defaults on its payable to us. Outstanding purchase orders with Ablecom were $2.2 million at June 30, 2007, representing the maximum exposure to loss relating to (a) above. We do not have any direct or indirect guarantees of losses, if any, of Ablecom.

Transactions with Tatung Company

Tatung Company is a significant contract manufacturer for us and owns less than 10% of our common stock. We have a product manufacturing agreement with Tatung. Under the product manufacturing agreement, we outsource a significant portion of its design and manufacturing of components such as motherboards to Tatung. Tatung agrees to design products according to our specifications.

We purchased contract manufacturing services and products from Tatung totaling approximately $23,312,000 and sold products to Tatung totaling approximately $5,739,000 for the fiscal year ended June 30, 2007. The amount owed to us by Tatung as of June 30, 2007 was approximately $886,000. The amount owed to Tatung by us as of June 30, 2007 was approximately $5,616,000.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

While we are not required to do so, we are submitting the appointment of Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2008, for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate audit fees billed to the Company by our independent registered public accounting firm, Deloitte & Touche, and fees paid to Deloitte & Touche for services in the fee categories indicated below during the fiscal years ended June 30, 2006 and 2007. Since its inception, the Audit Committee has considered the scope and fee arrangements for all services provided by Deloitte & Touche, taking into account whether the provision of non-audit services is compatible with maintaining Deloitte & Touche’s independence, and has pre-approved 100% of the services described below.

	Fiscal Year Ended 6/30/06	Fiscal Year Ended 6/30/07
Audit Fees(1)	$362,000	$444,000
Audit-Related Fees(2)	—	1,313,000
Tax Services Fees	—	—
All Other Fees	—	—

Total	$362,000	$1,757,000

(1)	Audit fees consist of the aggregate fees for professional services rendered for the audit of the Company’s 2006 and 2007 consolidated financial statements and review of interim information for the fiscal year 2007.
(2)	Audit-related fees consist of the aggregate fees billed for SEC registration statements, including fees related to the Company’s initial public offering of common stock, and fees for assurance and related services incurred in the performance of the audit or review of the Company’s consolidated financial statements and not reported as audit fees.

Pre-Approval Policies

The Audit Committee’s policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008. PROXIES WILL BE VOTED FOR RATIFYING THIS APPOINTMENT UNLESS OTHERWISE SPECIFIED.

AUDIT COMMITTEE REPORT

Review of Audited Financial Statements

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2007 with both our management and our independent registered public accounting firm. The Audit Committee has discussed with Deloitte & Touche the matters required by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from Deloitte & Touche the written disclosure and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees , and the Audit Committee has discussed with Deloitte & Touche their independence. The Audit Committee has also received written material addressing Deloitte & Touche’s internal quality control procedures and other matters, as required by applicable Nasdaq listing standards. The Audit Committee has considered the effect of non-audit fees on the independence of Deloitte & Touche and has concluded that such non-audit services are compatible with the independence of Deloitte & Touche.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

This report has been furnished by the members of the Audit Committee.

Edward J. Hayes, Jr., Chair

Bruce Alexander

Hwei-Ming (Fred) Tsai

ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K

Our 2007 Annual Report to Stockholders, including financial statements for the year ended June 30, 2007, accompanies, or has been mailed to you immediately prior to, this proxy statement. The Annual Report on Form 10-K is also available on our website at www.Supermicro.com, by clicking on “About Us” and then “Investor Relations” and then “Financial Information.”

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Supermicro proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Investor Relations, Super Micro Computer, Inc., 980 Rock Avenue, San Jose, CA 95131, or call (408) 503-8000.

STOCKHOLDER PROPOSALS FOR 2008 MEETING

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2008 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Corporate Secretary of the Company on or before June 15, 2008. Stockholder proposals to be presented at the 2008 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company by June 15, 2008, in accordance with the procedures in the Company’s bylaws.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Supermicro.

/s/ Yih-Shyan (Wally) Liaw
Yih-Shyan (Wally) Liaw
Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Super Micro Computer, Inc.

The undersigned hereby appoints Charles Liang, Howard Hideshima and Robert Aeschiman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Super Micro Computer, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on February 8, 2008 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access Super Micro Computer, Inc. accounts online.

Access to Super Micro Computer, Inc. stockholder accounts is available online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Super Micro Computer, Inc., now makes it easy and convenient to get current information on shareholder accounts.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

The Board of Director recommends a vote FOR Items 1 and 2.

1. Election of Class I Directors

Nominees:
01 Charles Liang
02 Sherman Tuan

FOR all the nominees listed to the left (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all the nominees listed to the left ☐

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

____

2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR ☐ AGAINST ☐ ABSTAIN ☐

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

WILL ATTEND ☐

Signature ____________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/smci Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at: www.supermicro.com